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                                                                   EXHIBIT 10.26


                       CORRECTIONS CORPORATION OF AMERICA
                           2001 RESTRICTED STOCK PLAN

                                    RECITALS:

        A. The Corrections Corporation of America 2001 Restricted Stock Plan (the "Plan") is intended as the successor restricted stock plan to the Correctional Management Services Corporation 1998 Restricted Stock Plan (the "CMSC Plan"), the Prison Management Services, Inc. 1998 Restricted Stock Plan (the "PMSI Plan") and the Juvenile and Jail Facility Management Services, Inc. 1998 Restricted Stock Plan (the "JJFMS Plan," and collectively with the CMSC Plan and the PMSI Plan, the "Merged Plans"). As of the Effective Date (as herein defined), the Merged Plans will be merged with and into the Plan, and thereafter the benefits to which the former participants in the Merged Plans are entitled will be determined in accordance with the Plan. Unless as otherwise provided or required by the context, the terms used in these Recitals have the meanings set forth in Section 2 of the Plan.

        B. In September 1998, CMSC established the CMSC Plan, pursuant to which CMSC issued restricted shares of its common stock to participants in the plan. Effective October 1, 2000, CMSC merged with and into the Company, with the Company being the surviving corporation in the merger. Pursuant to the merger, the shares of CMSC common stock issued under the CMSC Plan were exchanged for shares of Common Stock. As a result of the merger, the Board of Directors became administrator of the CMSC Plan, and the shares of Common Stock issued in the merger to participants in the CMSC Plan remained subject to the terms of the plan.

        C. In September 1998, PMSI and JJFMS established the PMSI Plan and the JJFMS Plan, respectively, and each issued restricted shares of its common stock to participants in its plan. Effective December 1, 2000, each of PMSI and JJFMS merged with and into the Company, with the Company being the surviving corporation in the mergers. Pursuant to the mergers, the shares of common stock of PMSI and JJFMS issued under the PMSI Plan and the JJFMS Plan were exchanged for shares of Common Stock. As a result of the mergers, the Board of Directors became administrator of each of the PMSI Plan and JJFMS Plan, and the shares of Common Stock issued in the mergers to participants in those plans remained subject to the terms of the plans.

        D. The Board of Directors desires to consolidate the administration of the Merged Plans and to amend certain terms of such plans in accordance therewith. Accordingly, the Board of Directors has determined (i) to adopt the Plan on behalf of the Company, and (ii) as administrator of the Merged Plans and pursuant to the terms of such plans, to cause the each of the Merged Plans to be merged with and into the Plan.



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                                      PLAN:

        1. Purposes of the Plan. The Plan is intended to serve as a consolidated, successor restricted stock plan to the Merged Plans. The primary purpose of the Merged Plans was to reward certain employees for their contributions to organization, formation and development of the companies to which each of the Merged Plans related and to provide additional incentives to such employees. The primary purpose of this Plan is to continue to provide such incentives to Participants as related to their continued employment by the Company or by any other member of the CCA Controlled Group. This Plan is intended to be without prejudice to other compensation programs adopted from time to time by the Company or any other member of the CCA Controlled Group.

        2. Definitions. Unless otherwise provided herein or required by the context, the following terms shall have the meanings set forth below:

               "Board" or "Board of Directors" means the Board of Directors of the Company, or any successor thereto, or any committee of the Board which is authorized to act as the Board with respect to the administration of this Plan.

               "CCA Controlled Group" means the affiliated group of corporations (as determined under Section 1504 of the Internal Revenue Code of 1986, as amended) of which Corrections Corporation of America or its successor is the common parent.

               "Company" means CCA of Tennessee, Inc., a Tennessee corporation formerly known as CCA Acquisition Sub, Inc., and any successor thereto. The Company is a wholly owned subsidiary of Corrections Corporation of America and is the successor by merger to each of CMSC, PMSI and JJFMS.

               "CMSC" means Correctional Management Services Corporation, a Tennessee corporation formed in August 1998. In May 1999, CMSC changed its name to Corrections Corporation of America.

               "CMSC Plan" has the meaning set forth in the Recitals hereto.

               "Common Stock" means the common stock, $0.01 par value per share, of Corrections Corporation of America.

               "Corrections Corporation of America" or "CCA" means Corrections Corporation of America, a Maryland corporation. CCA is successor by merger to CCA Prison Realty Trust, a Maryland real estate investment trust, and Corrections Corporation of America, a Tennessee corporation. It was formerly known as Prison Realty Trust, Inc. and Prison Realty Corporation.


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               "Effective Date" means the effective date of the merger of the
        Merged Plans with and into the Plan.

               "JJFMS" means Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation formed in September 1998.

               "JJFMS Plan" has the meaning set forth in the Recitals hereto.

               "Merged Plans" has the meaning set forth in the Recitals hereto. The term "Merged Plan" means any one of the Merged Plans.

               "Participants" mean the participants in the Plan as of the Effective Date as set forth on Schedule A.

               "Plan" means the Corrections Corporation of America 2001 Restricted Stock Plan.

               "PMSI" means Prison Management Services, Inc., a Tennessee corporation formed in September 1998.

               "PMSI Plan" has the meaning set forth in the Recitals hereto.

               "Restricted Stock Agreement" has the meaning set forth in Section 4 hereof.

               "Shares" mean the shares of Common Stock subject to the Plan as set forth herein.

               "Vesting Date" means the earlier of December 31, 2003 or the date of the Participant's death.

               "Vesting Period" means the period beginning on the Effective Date and ending on the Vesting Date.

        3. Administration of the Plan. This Plan shall be administered by the Board of Directors. The Board of Directors shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan and awards under the Plan are and shall be final and binding upon all persons having an interest in the Plan. No member of the Board of Directors shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.

        4. Merger of Plans. As of the Effective Date, each of the Merged Plans will be merged with and into the Plan. On and after the Effective Date, (i) the Shares shall be held, administered, distributed and otherwise disposed of in accordance with the terms and conditions of the Plan, and (ii) any restricted stock or other agreements relating to shares issued pursuant to each of the Merged



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Plans (each, a "Restricted Stock Agreement") shall remain in effect, except that such agreements shall from and after the Effective Date be interpreted by reference to the Plan and the Shares rather than to the applicable Merged Plan and the shares issued thereunder. Prior to the Effective Date, the Shares shall be held, administered, distributed and otherwise disposed of in accordance with the terms and conditions of the applicable Merged Plan.

        5. Shares Subject to the Plan. 4,045,004 Shares are currently subject to the Plan. Except as may be provided for in this Section 5 and in Section 6(c) hereof, no additional Shares may be issued or held under the Plan other than stock dividends declared on such Shares, which may or may not, at the sole discretion of the Board of Directors, become subject to the provisions of the Plan. The number of Shares subject to the Plan shall be adjusted, as appropriate, as the result of any stock dividend, stock split, recapitalization or other adjustment in the capital stock of Corrections Corporation of America.

        6. Participants; Restricted Stock Awards. The Participants as of the Effective Date are listed on Schedule A attached hereto and incorporated herein by this reference. Each Participant has been issued such number of Shares as listed on Schedule A opposite such Participant's name. On and after the Effective Date, the Shares shall be subject to the restrictions described below and to such additional restrictions and conditions as may be set forth in any Restricted Stock Agreement.

               (a) Vesting and Forfeiture. The Shares issued to each Participant vest in the Participant or his estate on the Vesting Date, provided such Participant is employed by the Company or any other member of the CCA Controlled Group at all times during the Vesting Period. If at any time during the Vesting Period a Participant ceases to be employed by the Company or any other member of the CCA Controlled Group for any reason (other than death), all of the Shares held by such Participant shall immediately and automatically be forfeited without monetary consideration to CCA and shall be automatically canceled and retired. From time to time, the Company shall amend Schedule A to reflect any forfeitures of Shares hereunder.

               (b) Certificates. Each certificate issued evidencing the Shares shall be held by the Company, or its designee, as custodian of the Plan, and shall bear an appropriate legend disclosing the restrictions on transferability imposed on such Shares by the Plan and the Restricted Stock Agreement.

               (c) Certain Rights of Participants. During the Vesting Period,
        (i) each Participant shall have all rights of a stockholder of Corrections Corporation of America (except as otherwise provided herein), including without limitation the right to vote and receive dividends (subject to the provisions of Section 5 hereof) on the Shares, and (ii) the Shares, and each Participant's rights with respect to the Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered. If as a result of a stock dividend, stock split, recapitalization or other adjustment in the capital stock or stated capital of Corrections Corporation of America, or as the result of a merger, consolidation,



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        or other reorganization, the Common Stock is increased, reduced or otherwise changed and by virtue thereof the Participant shall be entitled to new or additional or different shares, such new or additional shares shall be subject to the same terms, conditions and restrictions as the original Shares.

               (d) Lapse of Restrictions. Upon expiration of the Vesting Period, certificates evidencing the Shares which have vested (without the foregoing restrictive legend) shall be delivered to the Participant or his legal representative as provided herein. Each such new certificate shall bear such alternative legend as the Board shall specify.

        7. Non-Assignability. The right to receive Shares under the terms and provisions of this Plan shall not be transferable.

        8. Rights to Terminate Employment. Nothing in the Plan or in any agreement relating to the Shares shall confer upon any Participant the right to continue in the employment of the Company or any other member of the CCA Controlled Group or affect any right which the Company or any other member of the CCA Controlled Group may have to terminate the employment of such Participant.

        9. Withholding. Upon the lapse of restrictions under the Plan, the Company shall have the right to withhold from awards due the Participant, or to require the Participant to remit to the Company (or its designee), any amounts sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such Shares.

        10. Non-Uniform Determinations. The Board of Directors' determinations under the Plan (including without limitation determinations relating to the forfeiture of Shares) need not be uniform and may be made selectively among Participants, regardless of whether such Participants are similarly situated.

        11. Termination and Amendment. This Plan may be terminated, modified, or amended by the Board of Directors; provided, however, that no amendment that adversely affects the rights of any Participant with respect to Shares issued to such Participant shall be effective without the Participant's consent.

        12. Duration of the Plan. This Plan shall be effective as of April 1, 2001, subject to its adoption by the Board of Directors. This Plan shall remain in effect until all Shares awarded under the Plan are free of all restrictions imposed by the Plan and agreements thereunder.



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                                   SCHEDULE A

                             PLAN PARTICIPANTS FROM
                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION
                           1998 RESTRICTED STOCK PLAN



                            [Intentionally Omitted]



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                             PLAN PARTICIPANTS FROM
                        PRISON MANAGEMENT SERVICES, INC.
            AND JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC.
                           1998 RESTRICTED STOCK PLANS



                            [Intentionally Omitted]



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